Exhibit 32

                          CERTIFICATION OF 10-Q REPORT
                                       OF
                              NORD PACIFIC LIMITED
                      FOR THE QUARTER ENDED MARCH 31, 2004

1. The undersigned is the Principal Executive Officer and the Principal Financial Officer of Nord Pacific Limited ("Nord Pacific"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-QSB Report of Nord Pacific for the quarter ended March 31, 2004.

2.   We certify that such 10-QSB Report fully complies with the  requirements of
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of Nord Pacific.

     This Certification is executed as of May 24, 2004.


                                      /s/ Mark R. Welch
                                      ------------------------------------------
                                      Mark R. Welch
                                      President and Chief Executive Officer
                                      and Chief Operating Officer
                                      (Principal Executive Officer and Principal
                                      Financial Officer)